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                                 AMENDMENT NO. 1

                                       to

                                RIGHTS AGREEMENT

                                     Between

                            BEACON POWER CORPORATION

                                       and

                          Equiserve Trust COMPANY, N.A.



                          Dated as of December 27, 2002


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     AMENDMENT  NO. 1 DATED AS OF  DECEMBER  27, 2002 TO RIGHTS  AGREEMENT  (the
"Agreement"), dated as of September 25, 2002, between Beacon Power Corporation, a Delaware corporation (the "Company"), and EquiServe Trust Company, N.A., as Rights Agent (the "Rights Agent").

     The board of directors of the Company has resolved to amend the Agreement by increasing the percentage of the Company's Common Shares that Perseus Capital, L.L.C. and Persons who are Beneficial Owners through it must Beneficially own in order to be considered an Acquiring Person from 30% to 35%. This amendment is to memorialize that resolution and amend the Agreement pursuant to Section 27 of the Agreement.

     In consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     SECTION 1 Amendments The definition of "Acquiring Person," which is found in Section 1(a) of the Agreement, shall be amended by replacing "30%" each of the eight times it appears (in lines 3, 10, 15, 26, 35, 46, 48, and 55 of said definition) with "35%."

     In the fourth line of the second full paragraph of Exhibit C to the Agreement, "30%" shall be changed to "35%."

     In all other respects, the Agreement shall remain unchanged and in full force and effect.

     SECTION 2 Definitions Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.



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     IN WITNESS WHEREOF,  the parties hereto have caused this Amendment No. 1 to the Agreement to be duly executed and delivered on January __, 2003 effective as of December 27, 2002.

                                       Beacon Power Corporation

                                       by


                                       Name:
                                       Title:





                                       by


                                       Name:
                                       Title:



                                       EQUISERVE TRUST COMPANY, N.A.


                                       by


                                       Name:
                                       Title: